                                                                    Exhibit 3-83
--------------------------------------------------------------------------------

Microfilm Number              Filed with the Department of State on JUN 24 1992
               ------

Entity Number  20959o5                         /s/ [graphic of signature]
                                               ---------------------------------
                                                Secretary of the Commonwealth


                            ARTICLES OF INCORPORATION
                                    DSCB:[o]


Indicate type of domestic corporation (check one):

|x| Business-stock (15 Pa. C.S. ss. 1306)               |_| Professional (15 Pa. C.S. ss. 2903)

|_| Business-nonstock (15 Pa. C.S. ss. 2102)            |_| Management (15 Pa. C.S. ss. 2701)

|_| Business-statutory o (15 Pa. C.S. ss. 2304      |_| Cooperative (15 Pa. C.S. ss. 7701)
    is applicable)



1. The name of the corporation is: Diversified Diagnostics Incorporated

   -----------------------------------------------------------------------------

   This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The address of the corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

   (a)
      --------------------------------------------------------------------------
          Number and Street   City   State  Zip   County

   (b)  C T Corporation System                                  Philadelphia
       -------------------------------------------------------------------------
        Name of Commercial Registered Office Provider              County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is 1,000 shares of Common Stock, $1.00 par value per share (other provisions, if any, attach an 8 1/2 x 11 sheet)

4. The name and address, including street and number, if any, of each incorporator is:

   Name                     Address           Signature                   Date
   -----------------------------------------------------------------------------
   Margaret E. Routzahn,  1635 Market Street, /s/ [graphic of signature] 6/24/92
                          Phila. PA 19103
   -----------------------------------------------------------------------------

5. The specified effective dates, if any, is:  N/A
                                            ------------------------------------
                                            month   day   year    hour, if any

6. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet. See Exhibit "A" attached hereto and made a part hereof.

7.   [o]

8.   [o]

                                   EXHIBIT "A"
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      Diversified Diagnostics Incorporated


6. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of Directors.

Microfilm Number              Filed with the Department of State on SEP 04 1997
                -----
Entity Number  2095905                        /s/ [graphic of signature]
                                              ----------------------------------
                                                Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

   In compliance with the requirements of 15 Pa. C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: Diversified Diagnostics, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)
        ------------------------------------------------------------------------
          Number and Street    City    State   Zip          County

     (b)  c/o: C T Corporation System                    Philadelphia
        ------------------------------------------------------------------------
          Name of Commercial Registered Office Provider     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law of 1988.

4.   The date of its incorporation is: June 24, 1992

5.   (Check, and if appropriate complete, one of the following):

     |x| The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     |_| The amendment shall effective on             at
                                         ------------    ----------------------
                                              Date                Hour

6.   (Check one of the following):

     |_| The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. ss. 1914(a) and (b).

     |x| The amendment was adopted by the board of directors pursuant to 15
         Pa. C.S. ss. 1914(c).

7.   (Check, and if appropriate complete, one of the following)

     |x| The amendment adopted by the corporation, set forth in full, is as follows:

     1.   The name of the corporation is Genesis ElderCare Diagnostic
          Services, Inc.

     2. The address of this corporation's current registered office in this Commonwealth and the county of venue is: 148 W. State Street, Kennett Square, PA 19348, Chester

     |_| The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

8. |_| The restated Articles of Incorporation supercede the original Articles and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 15th day of August, 1997.


                                   Diversified Diagnostics, Inc.
                             ---------------------------------------
                                    (Name of Corporation)


                         BY: /s/ [graphic of signature]
                                ------------------------------------
                                         (Signature)


                                   General Counsel - Corporate &
                               ---------------------------------
                         TITLE:       Corporate Secretary